UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AFC GAMMA, INC.
(Exact name of registrant as specified in its charter)

Maryland	85-1807125
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Okeechobee Blvd., Suite 1770 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:
No. 333-251762

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.01 par value per share (the “Common Stock”), of AFC Gamma, Inc., a Maryland corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-11, initially filed with the Securities and Exchange Commission on December 28, 2020 (File No. 333-251762), as subsequently amended (the “Registration Statement”), which information is hereby incorporated herein by reference. In addition, incorporated herein by reference is information related to the Common Stock set forth under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the prospectus constituting part of the Registration Statement. The description of the Common Stock included in any form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 3, 2021

AFC Gamma, Inc.
(Registrant)

By:	/s/ Leonard M. Tannenbaum
	Name:	Leonard M. Tannenbaum
	Title:	Chief Executive Officer